EXHIBIT 99
275 West Federal Street
Youngstown, Ohio 44503-1203
FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com
United Community Financial Corp. Announces Third Quarter Results;
Asset Quality Indicators Continue to Improve
YOUNGSTOWN, Ohio (November 14, 2011) — United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported a consolidated net loss of $8.9 million, or $(0.29) per diluted share, for the three months ended September 30, 2011. This compares to a net loss of $9.9 million, or $(0.32) per diluted share, for the three months ended September 30, 2010. Current earnings have been negatively impacted by the level of the provision for loan losses, which totaled $11.8 million in the third quarter. The Company also reported a cumulative net loss of $7.7 million, or $(0.25) per diluted share, for the nine months ended September 30, 2011, as compared to a cumulative net loss of $19.9 million, or $(0.66) per diluted share, for the nine months ended September 30, 2010.

Selected third quarter results:
•	Delinquent loans declined $10.9 million from the prior quarter to $130.9 million

•	Nonperforming loans declined $5.0 million from the prior quarter to $134.1 million

•	Nonperforming assets declined $10.4 million from the prior quarter to $172.4 million

•	Home Savings’ Tier 1 leverage ratio of 8.13% and the total risk based capital of 13.25% both exceed regulatory requirements

•	Tangible book value per share at September 30, 2011 was $5.88, down from $5.90 at June 30, 2011
Patrick W. Bevack, President and Chief Executive Officer of UCFC and Home Savings, commented that, “The positive trend of decreasing delinquent loans, nonperforming loans and nonperforming assets continued through the third quarter. The branch sale previously announced is still expected to close in the fourth quarter. This sale is expected to generate a net gain of approximately $4.0 million. The Bank was also able to recognize a gain of $4.5 million on the sale of select investment securities in October. These two actions will have a positive effect on both earnings and capital ratios in the fourth quarter.”
Asset Quality
Delinquent loans declined to $130.9 million at September 30, 2011, down $64.3 million, or 32.9%, from their high point of $195.2 million at March 31, 2010. Nonperforming loans at September 30, 2011 fell to $134.1 million, down $21.1 million, or 13.6%, from their high point of $155.1 million in at June 30, 2010. Nonperforming assets dropped to $172.4 million at September 30, 2011, down $24.8 million, or 12.6%, from their high point of $197.2 million at June 30, 2010.
The provision for loan losses was $11.8 million for the third quarter of 2011, as compared to $17.1 million for the same quarter in 2010. For the first nine months of 2011, the provision for loan losses were $22.3 million, down from $39.9 million for the same period in 2010. The provision expense included $1.8 million in the third quarter of 2011, and $5.4 million for the first nine months of 2011, associated with sales of classified loans, in keeping with the Bank’s strategy of accelerating the resolution of problem credits.
Net Interest Income and Margin
The net interest margin was 3.18% for the third quarter of 2011 compared with 3.42% for the third quarter of 2010. However, the net interest margin was 3.36% for the first nine months of 2011 compared with 3.33% for the first nine months of 2010.
Net interest income for the three months ended September 30, 2011 was $15.6 million compared to $18.8 million for the three months ended September 30, 2010. Total interest income decreased $4.9 million in the third quarter of 2011 compared to the third quarter of 2010. The Bank recognized $3.7 million less in interest on net loans because of a $279.3 million reduction in the average balance of outstanding loans. The Company also experienced a decrease in interest income on net loans of $1.3 million due to lower rates.
Total interest expense decreased $1.8 million for the quarter ended September 30, 2011, as compared to the same quarter last year. The change was due primarily to a reduction of $1.6 million in interest paid on deposits. The overall decrease in interest expense was attributable to a shift in deposit balances from certificates of deposit to relatively lower cost non-time deposits.

Net interest income for the nine months ended September 30, 2011, was $50.3 million, compared to $54.5 million for the nine months ended September 30, 2010. Total interest income decreased $11.3 million in the first nine months of 2011 compared to the first nine months of 2010. The Bank recognized $9.4 million less in interest on net loans because of a $231.5 million reduction in the average balance of outstanding loans. The Company also experienced a decrease in interest income on net loans of $2.5 million due to lower rates.
Total interest expense decreased $7.2 million for the nine months ended September 30, 2011, as compared to the same period last year. This change was due primarily to reductions of $6.9 million in interest paid on deposits.
Noninterest Income
Noninterest income decreased in the third quarter of 2011 to $1.9 million, as compared to $4.1 million in the third quarter of 2010. Affecting this comparison was the recognition of lower service fees due to the establishment of a valuation allowance of $1.3 million for mortgage servicing rights during the third quarter of 2011. The third quarter of 2011 also reflected $2.6 million in losses and valuation adjustments recognized on certain real estate owned properties, including $1.5 million in valuation adjustments for three specific properties. These declines in income were offset partially by a $1.2 million increase in gains recognized on the sale of available for sale securities.
Noninterest income decreased in the first nine months of 2011 to $11.2 million, as compared to the first nine months of 2010 of $15.4 million. Driving the decrease in noninterest income was the recognition of lower gains on the sale of fewer available for sale securities and the gain recognized on the sale of Home Savings’ Findlay, Ohio branch in 2010. Partially offsetting these declines was an increase in mortgage banking income due to the $2.7 million gain recognized on the bulk mortgage loan sale, which was completed in the second quarter of 2011.
Noninterest Expense
Noninterest expense was $14.6 million in the third quarter of 2011, compared to $15.7 million in the third quarter of 2010. The decrease in noninterest expense was driven by lower deposit insurance premiums. Regulatory changes resulting from the enactment of the Dodd-Frank Act revised the method for calculating deposit insurance premiums and caused those expenses to decline. Also positively affecting the comparison, United Community recognized fewer expenses associated with the maintenance of real estate owned and other repossessed assets during the third quarter of 2011, as compared to the same quarter last year. Finally, lower expenses related to nonperforming loans having negative escrow balances were recognized during the period.
Noninterest expense was $47.0 million in the first nine months of 2011, compared to $50.0 million in the first nine months of 2010. Lower salaries and benefits paid to employees drove the decrease in noninterest expense. This decrease was driven primarily by the Employee Stock Ownership Plan’s repayment in 2010 of the loan made by the Company to the ESOP.

Capital and Book Value
Home Savings’ Tier 1 leverage ratio was 8.13% as of September 30, 2011, compared to 8.40% at June 30, 2011. The Company’s total risk-based capital ratio was 13.25% at September 30, 2011, as compared to 13.47% at June 30, 2011. Tangible book value per share at September 30, 2011 was $5.88, down from $5.90 at June 30, 2011.
Home Savings is a wholly-owned subsidiary of the Company and operates 38 full-service banking offices and seven loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.
###
When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

	September 30,	December 31,
	2011	2010
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$21,355	$18,627
Federal funds sold and other	27,803	18,480

Total cash and cash equivalents	49,158	37,107
Securities:
Available for sale, at fair value	416,460	362,042
Loans held for sale	38,366	10,870
Loans, net of allowance for loan losses of $44,162 and $50,883, respectively	1,437,575	1,649,486
Federal Home Loan Bank stock, at cost	26,464	26,464
Premises and equipment, net	19,213	22,076
Accrued interest receivable	7,016	7,720
Real estate owned and other repossessed assets	38,316	40,336
Core deposit intangible	379	485
Cash surrender value of life insurance	28,089	27,303
Other assets	9,965	13,409

Total assets	$2,071,001	$2,197,298

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,535,365	$1,551,210
Non-interest bearing	152,576	138,571

Total deposits	1,687,941	1,689,781
Borrowed funds:
Federal Home Loan Bank advances	88,324	202,818
Repurchase agreements and other	90,623	97,797

Total borrowed funds	178,947	300,615
Advance payments by borrowers for taxes and insurance	13,202	20,668
Accrued interest payable	793	809
Accrued expenses and other liabilities	7,421	9,370

Total liabilities	1,888,304	2,021,243

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and unissued	—	—
Common stock-no par value; 499,000,000 shares authorized; 37,804,457 shares issued and 30,968,960 and 30,937,704 shares, respectively, outstanding	142,694	142,318
Retained earnings	102,903	111,049
Accumulated other comprehensive income (loss)	9,141	(4,778)
Treasury stock, at cost, 6,820,113 and 6,866,753 shares, respectively	(72,041)	(72,534)

Total shareholders’ equity	182,697	176,055

Total liabilities and shareholders’ equity	$2,071,001	$2,197,298

UNITED COMMUNITY FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in thousands, except per share data)
Interest income
Loans	$19,558	$24,589	$63,489	$75,350
Loans held for sale	163	109	270	248
Securities:
Available for sale	3,323	3,235	9,264	8,716
Federal Home Loan Bank stock dividends	264	297	858	891
Other interest earning assets	13	10	35	25

Total interest income	23,321	28,240	73,916	85,230
Interest expense
Deposits	5,972	7,528	18,384	25,254
Federal Home Loan Bank advances	793	984	2,414	2,707
Repurchase agreements and other	931	942	2,781	2,796

Total interest expense	7,696	9,454	23,579	30,757

Net interest income	15,625	18,786	50,337	54,473
Provision for loan losses	11,836	17,116	22,272	39,876

Net interest income after provision for loan losses	3,789	1,670	28,065	14,597

Non-interest income
Non-deposit investment income	388	388	1,050	1,300
Service fees and other charges	203	1,563	3,244	3,738
Net gains (losses):
Securities available for sale	1,958	781	3,500	7,295
Other -than-temporary loss on equity securities
Total impairment loss	(35)	(44)	(73)	(44)
Loss recognized in other comprehensive income	—	—	—	—

Net impairment loss recognized in earnings	(35)	(44)	(73)	(44)
Mortgage banking income	682	1,419	4,432	2,456
Real estate owned and other repossessed assets	(2,627)	(1,273)	(4,981)	(4,512)
Gain on retail branch sale	—	—	—	1,387
Other income	1,347	1,281	4,032	3,800

Total non-interest income	1,916	4,115	11,204	15,420

Non-interest expense
Salaries and employee benefits	7,927	7,568	23,297	24,847
Occupancy	854	850	2,615	2,693
Equipment and data processing	1,592	1,562	4,910	4,949
Franchise tax	370	498	1,241	1,512
Advertising	204	205	466	574
Amortization of core deposit intangible	33	43	106	136
Deposit insurance premiums	1,111	1,391	3,573	4,311
Professional fees	1,290	948	2,545	2,921
Real estate owned and other repossessed asset expenses	361	1,027	2,125	2,658
Other expenses	827	1,608	6,089	5,358

Total non-interest expenses	14,569	15,700	46,967	49,959

Income (loss) before income taxes	(8,864)	(9,915)	(7,698)	(19,942)
Income tax expense (benefit)	—	—	—	—

Net income (loss)	$(8,864)	$(9,915)	$(7,698)	$(19,942)

Earnings (loss) per share
Basic	$(0.29)	$(0.32)	(0.25)	(0.66)
Diluted	(0.29)	(0.32)	(0.25)	(0.66)

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

	At or for the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
	(In thousands, except per share data)
Financial Data
Total assets	$2,071,001	$2,102,419	$2,115,080	$2,197,298	$2,317,948
Total loans, net	1,437,575	1,509,399	1,620,094	1,649,486	1,726,381
Total securities	416,460	392,749	289,388	362,042	390,636
Total deposits	1,687,941	1,697,797	1,712,523	1,689,781	1,685,033
Total shareholders’ equity	182,697	183,142	177,371	176,055	201,333
Net interest income	15,625	17,058	17,654	16,888	18,786
Provision for loan losses	11,836	8,244	2,192	22,551	17,116
Noninterest income, excluding other-than-temporary impairment losses	1,951	5,328	3,998	6,487	4,159
Net impairment losses recognized in earnings	35	28	10	14	44
Noninterest expense	14,569	15,910	16,488	18,372	15,700
Income tax expense (benefit)	—	—	—	(231)	—
Net income (loss)	(8,864)	(1,796)	2,962	(17,331)	(9,915)

Share Data
Basic earnings (loss) per share	$(0.29)	$(0.06)	$0.10	$(0.56)	$(0.32)
Diluted earnings (loss) per share	(0.29)	(0.06)	0.10	(0.56)	(0.32)
Book value per share	5.90	5.91	5.73	5.69	6.51
Tangible book value per share	5.88	5.90	5.72	5.67	6.49
Market value per share	1.35	1.27	1.33	1.34	1.33

Shares outstanding at end of period	30,984	30,969	30,951	30,938	30,925
Weighted average shares outstanding—basic	30,953	30,932	30,917	30,906	30,899
Weighted average shares outstanding—diluted	30,953	30,932	30,919	30,906	30,899

Key Ratios
Return on average assets	-1.69%	-0.34%	0.55%	-3.06%	-1.70%
Return on average equity	-18.98%	-3.95%	6.56%	-33.91%	-18.41%
Net interest margin	3.18%	3.39%	3.49%	3.17%	3.42%
Efficiency ratio	79.67%	67.49%	77.12%	78.08%	66.80%

Capital Ratios
Tier 1 leverage ratio	8.13%	8.40%	8.44%	7.84%	8.23%
Tier 1 risk-based capital ratio	11.98%	12.20%	11.74%	11.26%	11.85%
Total risk-based capital ratio	13.25%	13.47%	13.02%	12.54%	13.12%
Equity to assets	8.82%	8.71%	8.39%	8.01%	8.69%
Tangible common equity to tangible assets	8.80%	8.69%	8.37%	7.99%	8.67%

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

	At or for the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
	(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$677,708	$693,435	$762,065	$757,426	$778,005
Multi-family residential*	125,370	129,767	131,246	135,771	136,681
Nonresidential*	303,165	307,702	328,772	331,390	355,914
Land*	22,172	25,515	25,624	25,138	25,413
Construction Loans
One-to four-family residential and land development	66,761	87,827	88,075	108,583	117,297
Multi-family and nonresidential*	4,528	5,524	11,201	15,077	14,537

Total real estate loans	1,199,704	1,249,770	1,346,983	1,373,385	1,427,847
Consumer Loans	245,367	266,075	272,478	279,453	289,296
Commercial Loans	35,277	38,354	45,772	46,304	48,902

Total Loans	1,480,348	1,554,199	1,665,233	1,699,142	1,766,045
Less:
Allowance for loan losses	44,162	46,223	46,415	50,883	40,884
Deferred loan costs, net	(1,389)	(1,423)	(1,276)	(1,227)	(1,220)

Total	42,773	44,800	45,139	49,656	39,664

Loans, net	$1,437,575	$1,509,399	$1,620,094	$1,649,486	$1,726,381

*	Such categories are considered commercial real estate

	At or for the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$120,115	$112,412	$110,711	$110,092	$103,204
Non-interest bearing checking accounts	152,577	138,752	144,362	138,571	128,702

Total checking accounts	272,692	251,164	255,073	248,663	231,906
Savings accounts	249,426	245,838	234,295	218,946	214,197
Money market accounts	327,751	322,955	318,395	311,692	310,884

Total non-time deposits	849,869	819,957	807,763	779,301	756,987
Retail certificates of deposit	838,073	877,840	904,760	910,480	928,046

Total certificates of deposit	838,073	877,840	904,760	910,480	928,046

Total deposits	$1,687,942	$1,697,797	$1,712,523	$1,689,781	$1,685,033

Certificates of deposit as a percent of total deposits	49.65%	51.70%	52.83%	53.88%	55.08%

UNITED COMMUNITY FINANCIAL CORP.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)

	At or for the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
	(Dollars in thousands)

Allowance For Loan Losses
Beginning balance	$46,223	$46,415	$50,883	$40,884	$—
Provision	11,836	8,244	2,192	22,551	17,116
Net chargeoffs	(13,897)	(8,436)	(6,660)	(12,552)	(16,960)

Ending balance	$44,162	$46,223	$46,415	$50,883	$156

Net Charge-offs
Real Estate Loans
One-to four-family	$1,380	$501	$924	$1,483	$1,834
Multi-family	14	1,451	163	1,819	160
Nonresidential	3,693	1,873	1,038	6,923	7,041
Land	281	233	504	284	11
Construction Loans
One-to four-family residential and land development	6,737	1,159	2,295	669	6,595
Multi-family and nonresidential	—	101	—	(1)	—

Total real estate loans	12,105	5,318	4,924	11,177	15,641
Consumer Loans	864	642	856	639	905
Commercial Loans	928	2,476	880	736	414

Total	$13,897	$8,436	$6,660	$12,552	$16,960

	At or for the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
	(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four family residential	$27,250	$28,776	$29,062	$27,417	$27,505
Multi-family residential	6,517	6,414	8,239	10,983	12,443
Nonresidential	44,243	36,382	37,353	39,838	44,561
Land	11,655	8,316	6,722	5,188	5,943
Construction Loans
One-to four-family residential and land development	31,166	43,389	46,139	44,021	40,000
Multi-family and nonresidential	—	382	382	2,414	2,414

Total real estate loans	120,831	123,659	127,897	129,861	132,866
Consumer Loans	5,890	5,781	4,224	3,725	3,543
Commercial Loans	7,361	9,650	13,735	5,945	6,304

Total Loans	$134,082	$139,090	$145,856	$139,531	$142,713

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$102,890	$122,856	$112,705	$117,499	$126,062
Past due 90 days and still accruing	3	1,121	2,868	6,330	4,253

Past due 90 days	102,893	123,977	115,573	123,829	130,315
Past due less than 90 days and on nonaccrual	31,189	15,112	30,283	15,702	12,398

Total Nonperforming Loans	134,082	139,089	145,856	139,531	142,713
Other Real Estate Owned	37,697	43,009	42,386	39,914	39,963
Repossessed Assets	619	676	487	422	334

Total Nonperforming Assets	$172,398	$182,774	$188,729	$179,867	$183,010

Total Troubled Debt Restructured Loans
Accruing	$30,784	$30,546	$30,129	$33,331	$13,254
Non-accruing	16,932	28,066	24,420	11,240	14,934

Total	$47,716	$58,612	$54,549	$44,571	$28,188